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                                 EXHIBIT (21)

                          Subsidiaries of Registrant

        The following lists each of the Registrant's significant domestic and foreign subusidiaries.


                                                                                Percent
                                                      Jurisdiction             of Voting
                                                        in Which               Securities
Name of Corporation                                    Incorporated              Owned
-------------------                                  ---------------           -----------
Milton Roy Company . . . . . . . . . . . . . . . . . Pennsylvania                 100%
The Falk Corporation . . . . . . . . . . . . . . . . Delaware                     100%
Sullair Corporation. . . . . . . . . . . . . . . . . Indiana                      100%
